Exhibit 3.61

EXHIBIT B

AS ADOPTED IN

DECEMBER 1990

AND AMENDED ON

NOV. 25, 1991

BY-LAWS

OF

THE NATIONAL RESEARCH GROUP, INC.

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BY-LAWS

OF

THE NATIONAL RESEARCH GROUP, INC.

ARTICLE I.

THE SHAREHOLDERS

Section 1. Place of Meetings. Meetings of shareholders shall be held in any place within or without the State of California which may be designated either by the Board of Directors (the “Board”) or by written consent of all the shareholders entitled to vote at the meeting (other than those who consent by attending the meeting without obligation) given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of any such designation or consent, shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board. At the annual meeting directors shall be elected, and any other business may be transacted which is within the powers of the shareholders.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Board, the Chairman of the Board, the President of the Corporation or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith, shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article I, that a meeting will be held at a time requested by the person or persons calling the meeting not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 4. Notice of Meetings.

(a) Whenever the shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to the record owner of each share entitled to vote at the meeting. Such notice shall state the place, date and hour of the meeting and;

(1) In the case of a special meeting, the general nature of the business to be transacted; or

(2) In the case of an annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders.

The notice of any meeting, at which directors are to be elected shall include the names of nominees which, at the time of the notice, management intends to present for election.

(b) If action is proposed to be taken at any meeting for approval of:

(1) a contract or other transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the “Code”);

(2) an amendment to the Articles of Incorporation pursuant to Section 902 of the Code;

(3) a reorganization of the Corporation, pursuant to Section 1201 of the Code;

(4) a voluntary dissolution of the Corporation, pursuant to Section 1900 of the Code; or

(5) a plan of distribution in dissolution which is not in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the Code; then, the notice shall also state the general nature of such proposal.

Section 5. Manner of Giving Notice. Notice of a shareholders’ meeting or any report shall be given either personally or by mail or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

An affidavit of the mailing or other means of giving notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving such notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6. Adjourned Meetings. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting (except as provided in Section 13 of this Article I).

Section 7. Notice of Adjourned Meetings. When any shareholders’ meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than forty-five (45) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article I. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Determination of Shareholders of Record.

(a) The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to such action without a meeting. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporation Law.

(b) If no record date is fixed by the Board, then:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 9. Voting. Shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 8 of this Article I, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). Shareholders may vote by voice or by ballot; provided, however, elections for directors must be by ballot if a shareholder so demands at the meeting and before the voting begins. Any shareholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting on any matter (other than the election of directors), provided that the shares voting affirmatively must also constitute a majority of the required quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the Articles of Incorporation of this Corporation.

Section 10. Voting for Directors. Every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or may distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit if:

(a) Such candidate or candidates’ names have been placed in nomination prior to the voting; and

(b) Any shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate votes.

In any election of directors, the candidates receiving the highest number of votes of shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Section 11. Proxies.

(a) Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.

(b) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every validly executed proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

(d) A proxy shall be irrevocable only as specified in Sections 705(e) and (f) of the Code.

Section 12. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 13. Votes Per Share. Except as otherwise provided in Article I, Section 10, and except as may be otherwise provided in the Articles of Incorporation of this Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.

Section 14. Inspectors of Election.

(a) In advance of any meeting of shareholders, the Board may appoint persons other than nominees for office to act as inspectors of election at the meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting.

(b) The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person acting as Chairman.

(c) The inspectors of election shall: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects to the decision, act or certificate of all.

Section 15. Absentee’s Consent to Meetings. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice, except as otherwise provided in Article I, Section 4(b) of these By-laws.

Section 16. Action Without a Meeting.

(a) Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors and except as provided in Article II, Section 5(c).

(b) If a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and

(1) the consents of all shareholders entitled to vote have been solicited in writing, then any action so taken does not require either a meeting of shareholders or prior notice.

(2) the consents of all shareholders entitled to vote have not been solicited in writing, then any action so taken by less than unanimous consent shall become effective only after ten days’ written notice of such action has been given pursuant to Article I, Section 5 of these By-laws to each record owner of shares entitled to vote who has not consented in writing to such action.

(c) Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE II.

DIRECTORS

Section 1. Powers. Except as limited by the California General Corporation Law, the Articles of Incorporation and these By-laws, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, its Board. The Board may delegate the management of the day-to-day operation of the business to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

“Section 2. Number. The number of directors which shall constitute the entire Board of Directors shall be three or more, except that where all of the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Such number of directors shall be determined from time to time by resolution of the Board of Directors or the shareholders. Where the Board of Directors elects to change the number of directors, such action shall require the vote of a majority of the entire Board of Directors (i.e., a majority of the number of directors which the Corporation would have if there were no vacancies on the Board of Directors).”

Section 3. Annual Election and Qualifications. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any subsequent special meeting of shareholders held for that purpose. Directors need not be shareholders in the Corporation.

Section 4. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which such director was elected and until a successor has been elected and qualified.

Section 5. Vacancies.

(a) A vacancy on the Board shall be deemed to exist whenever any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise.

(b) Vacancies on the Board, including vacancies resulting from the removal of a director, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

(c) The shareholders at any time may elect a director to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

(d) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire board. The term of office of any director shall terminate upon such election of a successor.

(e) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

Section 6. Removal.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) The entire Board or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed if the number of shares voted against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at any election at which the same total number of votes was cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized, at the time of the director’s most recent election were then being elected.

Whenever a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation, the provisions of this Section shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

(c) No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 7. Regular Meetings. Regular meetings of the Board shall be held at such time as shall be from time to time fixed by the Board. An annual meeting of the Board of Directors shall be held immediately following the annual shareholders’ meeting. Call and notice of such regular and annual meetings is hereby dispensed with.

Section 8. Special Meetings. Special meetings of the Board for any purpose or purposes may be called by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

Section 9. Notice of Meetings. Except in the case of meetings for which notice has been dispensed with in Section 7 of this Article II, notice of the time and place of the meetings of the Board shall be communicated to each director, if by mail, at least four days before the meeting, and if delivered personally or by telephone or telegraph, at least forty-eight hours prior to the time of the meeting.

No notice need specify the purpose of any regular or special meeting of the Board nor the place if the meeting is to be held at the principal executive offices of the Corporation.

Section 10. Manner of Giving Notice. Written notice shall be deemed given when personally delivered to the director or at the time it is deposited in the United States mails, first-class postage prepaid, or at the time it is delivered to a common carrier for transmission, addressed to the director at his address as it is shown upon the records of the Corporation. Notice by telegraph shall be deemed given when it is actually transmitted by the telegraph company. Oral notice shall be deemed given when it is communicated in person or by telephone to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 11. Place of Meetings and Telephonic Meetings. Meetings of the Board shall be held at any place within or without the State of California which has been designated in the notice of such meeting or which has been designated from time to time by resolution of the Board. In the absence of such designation meetings shall be held at the principal office of the Corporation. Meetings of the Board may be held through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting.

Section 12. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. No waiver of notice need specify the purpose of the meeting.

Section 13. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 14 of this Article II. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless the California General Corporation Law, the Articles of Incorporation or these By-laws require a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 14. Adjournment. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting, in the manner specified in Sections 9 and 10 of this Article II, to each director who was not present at the time of the adjournment.

Section 15. Committees.

(a) The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board, and may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent, provided in the resolution of the Board or in these By-laws, shall have all the authority of the Board, except with respect to:

(1) The approval of any action for which the California General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(2) The filling of vacancies on the Board or on any committee;

(3) The fixing of compensation of the directors for serving on the Board or on any committee;

(4) The amendment or repeal of By-laws or the adoption of new By-laws;

(5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(6) A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board; and

(7) The appointment of other committees of the Board or the members thereof.

(b) The provisions of Sections 7 through 14 (inclusive) and Section 16 of this Article II shall apply to meetings of each committee, substituting the word “committee” wherever the word “Board” appears, unless the context requires otherwise. Subject to the foregoing, the procedures for notice and conduct of meetings of each committee shall be as prescribed by the Board, or, in the absence of prescription by the Board, as prescribed by the committee.

Section 16. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 17. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such services.

ARTICLE III.

OFFICERS

Section 1. Enumeration and Qualifications. The officers of the Corporation shall be a President, Secretary, and a Chief Financial Officer and such other officers with such titles and duties as shall be determined in the discretion of the Board including, but not limited to, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any one person may hold two or more offices.

Section 2. Election, Removal and Resignation. Officers shall be chosen by the Board and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board, subject to the rights, if any, of any officer under contract of employment with the Corporation. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the By-laws. Whenever there is no President of the Corporation, the Chairman of the Board shall have the powers and duties of the President.

Section 4. The President. Subject to the supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the Corporation, and shall, subject to the control of the Board and committees appointed by the Board, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the committees appointed by the Board.

Section 5. The Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the shareholders and the Board; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records of the Corporation and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or by the President.

Section 6. The Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and in general perform all the duties incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him by the Board and the President. The chief Financial Officer shall render to the President and the Board whenever the same shall be required, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. He shall, if required by the Board, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, or the By-laws or the President or Chairman of the Board if there is no President.

Section 8. Assistants and Subordinates. The Board may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board may from time to time determine.

ARTICLE IV.

CORPORATE RECORDS

Section 1. Types of Records. This Corporation shall keep adequate and correct books and records of account, and shall keep minutes of the proceedings of the shareholders, Board and committees of the Board, which minutes shall be kept in written form, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Books and records, other than minutes of proceedings, shall be kept either in written form or in any other form capable of being converted into written form.

Section 2. Annual Reports. So long as this Corporation has less than 100 holders of record of its shares it shall not be necessary for the Board to send an Annual Report to the stockholders of the Corporation. If this Corporation has 100 or more holders of record of its shares, the Board shall cause an Annual Report to be sent to each of the shareholders in accordance with the provisions of Section 1501 of the California General Corporation Law.

Section 3. Financial Report on Request. If any shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request for an income statement of the Corporation for the 3-month, 6-month, or 9-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the Corporation as of the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. In addition, if the Corporation has not sent its annual report for the last fiscal year to the shareholders, a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year shall likewise be delivered or mailed to any such shareholder or shareholders requesting the same within thirty (30) days following such request. A copy of the statements shall be kept on file in the principal office of the Corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

Upon request by any shareholder, the Corporation shall mail to such shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

The financial statements referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

Section 4. Shareholders’ Right of Inspection of Record of Shareholders. Any shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have an absolute right to do either or both of the following:

(a) Inspect and copy the records of shareholders’ names and addresses and shareholdings, during usual business hours, upon five business days’ prior written demand upon the Corporation, or

(b) Obtain from the transfer agent of the Corporation, upon five days’ prior written demand and upon the tender of its usual charges for such a list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of the date specified by the shareholder subsequent to the date of demand. The Corporation shall at all times be responsible for causing its transfer agent to comply with the preceding.

In addition, the record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably relating to such holder’s interest as a shareholder or holder of the voting trust certificate.

Any inspection or copying may be made either in person, or by agent or attorney.

Section 5. shareholders’ Right of Inspection of Accounting Books, Records and Minutes. The accounting books, records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as the holder of such voting trust certificate. This right of inspection shall extend to the records of the subsidiaries, if any, of the Corporation. Such inspection may be made in person, or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 6. Directors’ Right of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 7. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board in a resolution.

ARTICLE V.

OTHER AUTHORIZATIONS

Section 1. Execution of Contracts. The Board, except as otherwise provided in these By-laws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general, or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or in any amount.

Section 2. Representation of Shares of Other Corporations. All shares of any other corporation standing in the name of this Corporation shall be voted, represented, and all rights incidental thereto exercised by such person as is designated by the Board. In absence of such designation such shares shall be voted, represented, and all rights incidental hereto exercised by the Chairman of the Board, the President, or any Vice President, or any other person authorized to do so by the Chairman of the Board, the President, or any Vice President.

Section 3. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and the Articles of Incorporation, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VI.

CORPORATE SEAL AND CORPORATE OFFICES

Section 1. Corporate Seal. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “CALIFORNIA.”

Section 2. Corporate Offices. The principal executive office of the Corporation shall be at such place within or without the State of California as the Board shall designate. The Corporation may also have offices at such other place, or places, as the Board may from time to time designate.

ARTICLE VII.

STOCK CERTIFICATES

Section 1. Execution of Certificates. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid, and the Board may authorize the issuance of certificates for shares as partly paid provided that such certificates shall state the amount of consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 2. Replacement Certificates. Except as hereinafter provided in this section no new certificates for shares of the Corporation shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate.

Section 3. Required Share Replacement. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board. The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but such order operates to suspend such rights only after notice and until compliance.

Section 4. Transfer Agents and Registrars. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, each of whom shall be an incorporated bank or trust company, either domestic or foreign, which may be appointed at such times and places as the requirements of the Corporation may necessitate and the Board may designate.

ARTICLE VIII.

BY-LAWS

Section 1. General Scope of the By-laws. The particular powers and provisions enumerated in these By-laws are not intended to be, or to be construed to be, to the exclusion of or a limitation upon the exercise of any right, privilege or power which the Corporation may lawfully regulate, or delegate in or by its By-laws, and as to any matter which may hereafter arise and which is not specifically provided for by these By-laws, the directors shall have the right to act as the majority of them may determine, provided such action is not contrary to the laws of the State of California governing corporations.

Section 2. By-laws to Be Kept at Office. The Corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of its By-laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this state and the Corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-laws as amended to date.

Section 3. Amendment of By-laws.

(a) By Shareholders. By-laws may be adopted; amended or repealed by approval of a majority of the outstanding shares entitled to vote; provided, however, that a By-law reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds (16- 2/3) percent of the outstanding shares entitled to vote.

(b) By Directors. Subject to the rights of the shareholders as provided in Section 3 (a) above, by-laws may be adopted, amended or repealed by approval of the Board except that, after the issuance of shares, a By-law specifying or changing the authorized number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may only be adopted by approval of a majority of the outstanding shares.

ARTICLE IX.

INDEMNIFICATION

Section 1. Definitions. For purposes of this Article IX:

(a) Agent. “agent” means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation;

(b) Proceeding. “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative;

(c) Expenses. “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Article IX;

Section 2. Actions Other Than by the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. Actions by the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith in a manner the person believed to be in the best interests of the Corporation and its shareholders.

Section 4. Indemnification of Executives Against Expense – Successful Defense on the Merits. The Corporation may indemnify an executive against expenses actually and reasonably incurred in connection with a successful defense on the merits of any proceeding referred to in Section 2 or 3 hereof, or in defense of any claim, issue or matter therein.

Section 5. Indemnification Prohibited. (a) No indemnification shall be made under this Article IX for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(b) No indemnification or advance shall be made under this Article IX, except as provided in Section 4 unless the Corporation authorizes it in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3, by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(3) Approval by a majority vote of the shareholders entitled to vote, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(4) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense whether or not the application by the agent, attorney or other person is opposed by the Corporation.

(c) No indemnification or advance shall be made under this Article IX, except as provided in Section 4 or Section 5(b) (4), in any circumstance where it appears that it would be inconsistent with: (1) a provision of the Articles of Incorporation, these By-laws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (2) any condition expressly imposed by a court in approving a settlement.

Section 6. Advances. The Corporation may advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the executive to repay that amount if it shall be determined ultimately that the executive is not entitled to be indemnified as authorized by this Article IX.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation, including executives, against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the Corporation would otherwise be authorized to indemnify the agent against such liability pursuant to the provisions of this Article IX.